UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2006

Daktronics, Inc.

(Exact name of registrant as specified in its charter)

South Dakota	0-23246	46-0306862
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

331 32ndAvenue
                               Brookings, SD                     57006
                      (Address of principal executive office)           (zip code)

(605) 697-4000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

        (a)  On February 16, 2006, the Compensation Committee of the Board of Directors of Daktronics, Inc. (the “Company”) recommended and the Board of Directors approved a change in the compensation plans for Brad Wiemann and Reece Kurtenbach, both Vice Presidents of the Company. Each individual earns a fixed salary (described below). In addition, each of these individuals is eligible to receive a discretionary bonus of up to 1-1/2 month's pay and a formula-based performance bonus equal to 1/2 month's pay if after-tax earnings exceed 13% of stockholders' equity at the beginning of the fiscal year, increasing linearly with performance to a maximum bonus of 1-1/2 month's salary if after-tax earnings exceed 19% of beginning stockholders' equity. The formula-based performance bonus is determined at the end of each fiscal year.

        Effective January 1, 2006, Mr. Wiemann's base compensation was increased to $141,000, and he was awarded a discretionary bonus in the amount of $15,000.

        Effective January 29, 2006, Mr. Kurtenbach's based compensation was increased to $145,200, and he was awarded a discretionary bonus in the amount of $15,000.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAKTRONICS, INC.

By:	/s/ William R. Retterath
William R. Retterath, Chief Financial Officer

Date: February 17, 2006